Exhibit 99.1

August 17, 2016

SiteOne Landscape Supply Announces Second Quarter 2016 Earnings

Second Quarter 2016 Highlights:

•	Completed $241.5 million Initial Public Offering

•	Net sales increased by 7% year-over-year to $513.4 million

•	Organic sales declined by 2% reflecting pull-forward from first quarter 2016

•	Gross profit increased by 14% to $168.5 million; gross margin expanded by 220 basis points to 32.8%

•	Net income of $26.9 million includes $7.4 million of IPO and debt recapitalization costs

•	Adjusted EBITDA increased by 12% to $74.9 million; Adjusted EBITDA margin expanded by 80 basis points to 14.6%

•	Completed the acquisition of Blue Max Materials which includes 5 locations

ROSWELL, Ga. — (BUSINESS WIRE) — SiteOne Landscape Supply, Inc. (the “Company” or “SiteOne”) (NYSE: SITE) announced earnings for its second quarter ended July 3, 2016 of the fiscal year ending January 1, 2017.

“During the second quarter we completed a successful initial public offering as well as a recapitalization which provides us with an attractive long-term capital structure to support our growth strategy,” said Doug Black, SiteOne’s Chief Executive Officer. “We are pleased with the execution of those significant transactions, along with our growth in net sales and Adjusted EBITDA and our margin expansion despite the balancing effect of the unusually strong first quarter on our organic sales. Furthermore, we continued to execute our acquisition strategy with the addition of Blue Max Materials in April and Bissett in August, which provide us with leading positions in their respective markets. We are confident in our ability to achieve strong performance and growth for the full year 2016 given the continued strength in residential and commercial construction markets, further progress with our commercial and operational initiatives, and a robust pipeline of acquisitions.”

Second Quarter 2016 Results

Net sales for the second quarter of 2016 increased to $513.4 million, or 7%, compared to $481.5 million for the prior-year period. Organic sales growth declined 2% for the second quarter. Second quarter organic sales were negatively impacted by the pull forward benefit experienced in the first quarter and the unfavorable April and May weather partially offset by improving sales growth in June. Our recent acquisitions continue to perform well and contributed good sales growth in the quarter.

Gross profit increased to $168.5 million, or 14%, compared to $147.5 million for the prior-year period. Gross margin expanded to 32.8% for the second quarter 2016, which was a 220 basis point increase compared to 30.6% in the second quarter 2015. Gross margin expansion was driven primarily by ongoing improvements in pricing and category management.

Selling, general and administrative expenses (“SG&A”) in the second quarter increased to $118.0 million from $91.3 million in the same period last year, reflecting the impact from acquisitions, transaction expenses related to our IPO and debt recapitalization, and investments in personnel to support our sales growth and strategic initiatives. SG&A as a percent of net sales increased to 23.0% from 19.0% in the prior year period. Debt recapitalization and IPO related costs were $12.4 million on a pre-tax basis of which $11.2 million, or 2.2% of net sales, were charged to SG&A.

Reported net income for the second quarter was $26.9 million, compared to $33.2 million during the same period from the prior year. The decrease in net income for the second quarter was primarily attributable to our debt recapitalization and IPO related costs of $7.4 million on an after-tax basis, and higher interest expense principally from the new long-term debt.

Adjusted EBITDA increased by 12% to $74.9 million for the second quarter, compared to $66.6 million for the prior-year period reflecting strong gross margin improvement in the base business and good contribution from acquisitions.

Net cash provided by operating activities for the six months ended July 3, 2016 was $12.2 million versus $12.6 million in the prior-year period.

Net debt, calculated as long-term debt plus capital leases, net of cash and cash equivalents on our balance sheet as of July 3, 2016, was $397.3 million. Net debt to Adjusted EBITDA for the last twelve months was 3.2 times.

Outlook

For 2016, we continue to expect Adjusted EBITDA to be in the range of $132 million to $140 million.

Reconciliation for the forward-looking full-year 2016 Adjusted EBITDA outlook is not being provided, as the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation.

Conference Call Information

SiteOne management will host a conference call today, August 17, 2016, at 8 a.m. Eastern Time, to discuss the Company’s financial results. The conference call may be accessed by dialing (877) 705-6003 (domestic) or (201) 493-6725 (international). A telephonic replay will be available approximately two hours after the call by dialing (877) 870-5176, or for international callers, (858) 384-5517. The passcode for the live call and the replay is 13642450. The replay will be available until 11:59 p.m. (ET) on August 31, 2016.

Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company’s website at http://investors.siteone.com. The online replay will be available for 30 days on the same website immediately following the call. A slide presentation highlighting the Company’s results and key performance indicators will also be available on the Investor Relations section of the Company’s website.

To learn more about SiteOne, please visit the company’s website at http://investors.siteone.com.

About SiteOne Landscape Supply, Inc.

SiteOne Landscape Supply, Inc. is the largest and only national wholesale distributor of landscape supplies in the United States and has a growing presence in Canada. Its customers are primarily residential and commercial landscape professionals who specialize in the design, installation and maintenance of lawns, gardens, golf courses and other outdoor spaces.

Investor Relations Contact:

SiteOne Landscape Supply, Inc.

Pascal Convers

Executive Vice President, Strategy and Development

470-270-7011

investors@siteone.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our 2016 Adjusted EBITDA outlook. Some of the forward-looking statements can be identified by the use of terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “project,” “potential,” or the negative of these terms, and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. Factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: cyclicality in residential and commercial construction markets; general economic and financial conditions; weather conditions, seasonality and availability of water to end-users; laws and government regulations applicable to our business that could negatively impact demand for our products; public perceptions that our products and services are not environmentally friendly; competitive industry pressures; product shortages and the loss of key suppliers; product price fluctuations; inventory management risks; ability to implement our business strategies and achieve our growth objectives; acquisition and integration risks; increased operating costs; and other risks, as indicated in our final prospectus filed pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, filed with the U.S. Securities and Exchange Commission on May 12, 2016 (Registration No. 333-206444).

Non-GAAP Financial Information

This release includes certain financial information, not prepared in accordance with U.S. GAAP. Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Further, these measures should not be considered substitutes for the information contained in the historical financial information of the Company prepared in accordance with U.S. GAAP that is set forth herein.

We present Adjusted EBITDA in order to evaluate the operating performance and efficiency of our business. Adjusted EBITDA represents EBITDA as further adjusted for items permitted under the covenants of our credit facilities. EBITDA represents our net income plus the sum of interest expense, net of interest income and excluding amortization of debt discount, income tax expense, depreciation, and amortization. Adjusted EBITDA is further adjusted for stock-based compensation expense, related party advisory fees, loss on sale of assets and other non-cash items, other non-recurring (income) and loss. Adjusted EBITDA does not include pre-acquisition acquired Adjusted EBITDA. Adjusted EBITDA is not a measure of our liquidity or financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. The use of Adjusted EBITDA instead of net income has limitations as an analytical tool. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies, limiting its usefulness as a comparative measure. Net debt is defined as long-term debt plus capital leases, net of cash and cash-equivalents on our balance sheet.

SiteOne Landscape Supply, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(In millions, except share and per share data)

Assets	July 3, 2016	January 3, 2016
Current assets:
Cash and cash equivalents	$19.0	$20.1
Accounts receivable, net of allowance for doubtful accounts of $3.8 and $3.6, respectively	228.0	136.8
Inventory, net	323.3	265.9
Income tax receivable	—	7.3
Prepaid expenses and other current assets	21.5	12.1

Total current assets	591.8	442.2

Property and equipment, net	66.5	66.2
Goodwill	63.4	48.0
Intangible assets, net	102.1	104.3
Other Assets	9.5	8.0

Total assets	$833.3	$668.7

Liabilities and Equity
Current liabilities:
Accounts payable	$174.2	$86.4
Current portion of capital leases	3.9	4.0
Accrued compensation	25.9	30.0
Long term debt, current portion	2.8	0.6
Income tax payable	10.0	—
Accrued liabilities	33.1	23.8

Total current liabilities	249.9	144.8

Other long-term liabilities	9.0	8.9
Capital leases, less current portion	6.1	7.1
Deferred tax liabilities	27.7	26.2
Long term debt, less current portion	403.5	177.1

Total liabilities	696.2	364.1

Commitment and contingencies
Redeemable convertible preferred stock	—	216.8

Stockholders’ equity:
Common stock, par value $0.01; 1,000,000,000 shares authorized; 39,563,150 and 14,259,998 shares issued, and 39,542,239 and 14,250,111 shares outstanding at July 3, 2016 and January 3, 2016, respectively[1]	0.4	0.1
Additional paid-in capital	216.7	113.1
Accumulated deficit	(79.1)	(24.2)
Accumulated other comprehensive loss	(0.9)	(1.2)

Total equity	137.1	87.8

Total liabilities and equity	$833.3	$668.7

[1]	All applicable share data and related information in the consolidated financial statements have been adjusted retroactively to give effect to the 11.6181 for 1 common stock split.

SiteOne Landscape Supply, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(In millions, except share and per share data)

	Three Months Ended		Six Months Ended
	July 3, 2016	June 28, 2015	July 3, 2016	June 28, 2015
Net sales	$513.4	$481.5	$841.9	$707.3
Cost of goods sold (exclusive of depreciation)	344.9	334.0	576.4	501.2

Gross profit	168.5	147.5	265.5	206.1
Selling, general and administrative expenses	118.0	91.3	222.6	164.4
Other income	1.0	0.7	2.2	1.5

Operating income	51.5	56.9	45.1	43.2

Interest and other non-operating expenses, net	6.5	2.6	9.1	5.0

Net income before taxes	45.0	54.3	36.0	38.2
Income tax expense	18.1	21.1	14.7	14.8

Net income	26.9	33.2	21.3	23.4

Less:
Redeemable convertible preferred stock dividends	3.1	6.1	9.6	11.9
Redeemable convertible preferred stock beneficial conversion feature	—	4.8	—	6.6
Special cash dividend paid to preferred stockholders	112.4	—	112.4	—
Undistributed earnings allocated to redeemable convertible preferred stock	—	13.9	—	3.0

Net income (loss) attributable to common shares	$(88.6)	$8.4	$(100.7)	$1.9

Net income (loss) per common share:
Basic	$(3.18)	$0.59	$(4.78)	$0.13
Diluted	$(3.18)	$0.59	$(4.78)	$0.13
Weighted average number of common shares outstanding [1]
Basic	27,874,619	14,195,380	21,062,057	14,184,513
Diluted	27,874,619	14,386,718	21,062,057	14,280,182

[1]	All applicable share data and related information in the consolidated financial statements have been adjusted retroactively to give effect to the 11.6181 for 1 common stock split.

SiteOne Landscape Supply, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In millions)

	Six Months Ended
	July 3, 2016	June 28, 2015
Cash Flows from Operating Activities:
Net income	$21.3	$23.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6.8	5.8
Stock-based compensation	2.3	1.5
Amortization of software and intangible assets	10.9	8.4
Amortization of debt related costs	1.2	1.6
Loss on extinguishment of debt	1.2	—
(Gain) loss on sale of equipment	(0.1)	0.2
Deferred income taxes	—	(3.9)
Other	(0.2)	0.1
Changes in operating assets and liabilities, net of the effect of acquisitions:
Receivables	(82.8)	(79.0)
Inventory	(41.0)	(45.6)
Income tax receivable	7.3	12.0
Prepaid expenses and other assets	(8.0)	(6.4)
Accounts payable	80.1	80.4
Income tax payable	9.9	6.3
Accrued expenses and other liabilities:	3.3	7.8

Net Cash Provided By Operating Activities	$12.2	$12.6

Cash Flows from Investing Activities:
Purchases of property and equipment	(4.4)	(3.2)
Acquisitions, net of cash acquired	(41.7)	(64.2)
Proceeds from the sale of property and equipment	0.2	0.1

Net Cash Used In Investing Activities	$(45.9)	$(67.3)

Cash Flows from Financing Activities:
Equity proceeds from common stock	—	1.5
Purchase of treasury stock	(0.2)	(0.1)
Special cash dividend	(176.0)	—
Other dividends paid	(13.0)	—
Borrowings under term loan	272.3	—
Repayments under term loan	(61.4)	(0.3)
Borrowings on asset-based credit facility	200.2	195.9
Repayments on asset-based credit facility	(181.7)	(128.7)
Debt issuance costs paid	(3.5)	—
Payments on capital lease obligations	(2.1)	(2.0)
Other financing activities	(2.2)	—

Net Cash Provided By Financing Activities	$32.4	$66.3

Effect of exchange rate on cash	0.2	(0.1)

Net Change In Cash	(1.1)	11.5

Cash and cash equivalents:
Beginning	20.1	10.6

Ending	$19.0	$22.1

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for interest	3.9	3.4
Cash paid (received) during the year for income taxes	(2.6)	0.7

Supplemental Disclosures of Noncash Investing and Financing Information:
Acquisition of property and equipment through capital leases	1.0	3.0

SiteOne Landscapes Supply, Inc.

Adjusted EBITDA Reconciliation (Unaudited)

(In millions)

	Twelve Months Ended	Three Months Ended
	July 3, 2016	July 3, 2016	June 28, 2015
Net income	$26.8	$26.9	$33.2
Income tax expense	19.4	18.1	21.1
Interest expense, net	15.4	6.5	2.7
Depreciation & amortization	34.7	9.1	7.8

EBITDA	96.3	60.6	64.8
Stock-based compensation(a)	4.4	2.2	0.8
Loss on sale of assets(b)	0.1	—	0.2
Advisory fees(c)	9.5	8.0	0.5
Financing fees(d)	8.6	3.1	—
Rebranding and other adjustments(e)	6.1	1.0	0.3

Adjusted EBITDA	$125.0	$74.9	$66.6

(a)	Represents stock-based compensation expense recorded during the period.
(b)	Represents any gain or loss associated with the sale or write-down of assets not in the ordinary course of business.
(c)	Represents fees paid to CD&R and Deere for consulting services. In connection with the IPO, we entered into termination agreements with CD&R and Deere pursuant to which the parties agreed to terminate the related consulting agreements. See “Certain Relationships and Related Party Transactions-Consulting Agreements” within our final prospectus.
(d)	Represents fees associated with our debt refinancing activities completed during the second quarter of the 2016 Fiscal Year and debt amendment completed during the fourth quarter of the 2015 Fiscal Year; as well as fees incurred in connection with our initial registration process, which were recorded as an expense during the second quarter of the 2016 Fiscal Year and the third and fourth quarter of the 2015 Fiscal Year.
(e)	Represents (i) expenses related to our rebranding to the name SiteOne, (ii) professional fees, retention and performance bonuses related to historical acquisitions, (iii) severance payments and (iv) consulting and professional fees. Although we have incurred professional fees, retention and performance bonuses related to acquisitions in several historical periods and expect to incur such fees for any future acquisitions, we cannot predict the timing or amount of any such fees.